                                                                 EXHIBIT 23ii(b)

                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (nos. 33-34490, 33-05904, 33-40249, 333-32886) and on
Form S-8 (nos. 33-34037, 33-21360, 33-00201, 2-64261, 33-43823, 333-02827,
333-02825, 333-66211, 333-77167, and 333-42322) of Whirlpool Corporation
and Registration Statements on Form S-8 nos. 33-26680 and 33-53196 of Whirlpool Corporation pertaining to the Whirlpool Savings Plan and Registration Statement on Form S-8 no. 333-66163 of Whirlpool Corporation pertaining to the Whirlpool 401(K) Plan of our reports dated January 18, 1999 with respect to the consolidated financial statements of Brasmotor S.A. and its subsidiaries, Multibras S.A. Eletrodomesticos and its subsidiaries and Empresa Brasileira de Compressores S.A.--EMBRACO and its subsidiaries, included in this Annual Report on Form 10-K.




PricewaterhouseCoopers
Auditores Independentes

/s/ PricewaterhouseCoopers

Sao Paulo, Brazil
March 14, 2001